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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 April 13, 2006


                          EASYLINK SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                     000-26371                 13-3787073
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
        of incorporation)                                   Identification No.)

                              33 Knightsbridge Road
                              Piscataway, NJ 08854
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (732) 652-3500

                                       N/A
           Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement

Common Stock Financing
----------------------

On April 13, 2006, EasyLink Services Corporation ("EasyLink" or the "Company) entered into a definitive common stock purchase agreement and a registration rights agreement with existing stockholders of the Company (including Federal Partners, L.P., Lawrence Auriana and accounts managed by Burnham Securities Inc.), other individual investors and members of EasyLink's board of directors and management.

Pursuant to the common stock purchase agreement, the Company raised an aggregate of approximately $5.4 million in exchange for the issuance of approximately 9 million shares of its Class A common stock. Of the total $5.4 million, approximately $4.9 million was raised from non-management investors and approximately $0.5 million from EasyLink Board members and key members of EasyLink senior management. Purchases by non-management investors were at $0.60 per share, while purchases by the EasyLink Board members and senior management were at $0.62, which is equal to the most recent closing bid price prior to the execution and delivery of the agreement. The common stock purchase agreement contained a condition to closing that members of the Company's board of directors and management commit to purchase at least $500,000 of Class A common stock under the agreement at a price not less than the most recent closing bid price.

The proceeds from the financing will be used to repay $3 million of the Company's outstanding term loan in satisfaction of obligations under the Wells Fargo Foothill credit agreement. The remaining $2.4 million will be used to fund working capital requirements. The Company had previously announced its agreement with Wells Fargo Foothill to obtain more favorable covenants in exchange for a $4 million loan pay down, $1 million of which was made in February 2006.

Under the Registration Rights Agreement, the Company has agreed to prepare and file on or before December 31, 2006 a registration statement covering the resale of the shares of Class A common stock issued in the financing.

Federal Partners, LP purchased approximately 4.1 million shares in the financing, raising its ownership to approximately 9.5 million shares or 17.5% of the Company's total shares outstanding. Lawrence Auriana purchased 2.5 million shares, raising his ownership to approximately 9.2% of the Company's total shares outstanding.

Members of EasyLink's board of directors, named executive officers and other members of management purchased shares in the financing as described in the table below:

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
  NAME                               TITLE                                      PURCHASE PRICE             NUMBER OF SHARES

Robert Casale                        Director                                       $20,000                     32,258
Peter Holzer                         Director                                      $100,000                    161,290
George Knapp                         Director                                       $25,000                     40,323
John Petrillo                        Director                                       $50,000                     80,645
Eric Zahler                          Director                                       $62,000                    100,000
Thomas Murawski                      Chairman, President and Chief
                                     Executive Officer; Director                   $100,000                   161,290
Michael Doyle                        Vice President and Chief
                                     Financial Officer                              $32,500                    52,419
David Ambrosia                       Executive Vice President and
                                     General Counsel                                $15,000                    24,194
Gary MacPhee                         Executive Vice President and
                                     General Manger, TMS                            $10,000                    16,129
Richard Gooding                      Executive Vice President and
                                     General Manger, TMS                             $5,000                     8,065
Other management
members                                                                            $105,000                   169,355
                                                                                   --------                   -------
  Total                                                                         $524,500.00                   845,968



On April 13, 2006, upon the closing of the common stock financing described above, the Board of Directors appointed Stephen Duff, a designee of Federal Partners, as a member of the Company's board of directors. Federal Partners designated Mr. Duff pursuant to a pre-existing contractual board designation right held by it.

In connection with Mr. Duff's appointment as a director, on April 13, 2006 the Board of Directors granted Mr. Duff options to purchase 30,000 shares of the Company's Class A common stock, par value $0.01 per share. The exercise price of the options is $0.66 per share, the closing price of the Company's Class A common stock on the Nasdaq stock market on the date of the grant. The options vest 25% on the first anniversary of the date of grant and then 1/12th (8.33%) quarterly thereafter. If a change of control occurs and Mr. Duff does not continue to serve as a director of the surviving corporation or its parent entity, then the portion of the options that would have vested in that vesting year (25%) will vest immediately upon the change of control.

As a director of the Company, Mr. Duff will also be entitled to receive an annual retainer fee in the amount of $15,000 and $1,000 for each regular board meeting that he attends, $1,000 for each committee meeting, if applicable, that he attends and $500 for each telephonic board or committee meeting in which he participates. If Mr. Duff serves as the Chair of a committee, he would also be entitled to receive a $3,000 annual fee. He will also be entitled to an annual grant of options to purchase 10,000 shares of the Company's Class A common stock awarded pursuant to the terms of the Company's stock option plans.


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Mr. Duff is also entitled to the benefits of the Company's standard form of indemnification agreement for directors and officers. Under this agreement, the Company has agreed to indemnify Mr. Duff for expenses, judgments, fines and amounts paid in settlement in connection with third party proceedings and proceedings by or in the right of the Company.

Item 3.02  Unregistered Sales of Equity Securities.

On April 13, 2006, the Company entered into a definitive common stock purchase agreement obligating it to issue an aggregate of approximately 9 million shares of its Class A common stock for an aggregate purchase price of approximately $5.4 million. The shares are being issued in a private placement to accredited investors under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 5.02  Election of Directors

On April 13, 2006, upon the closing of the common stock financing described in
Item 1.01 above, the Board of Directors appointed Stephen Duff, a designee of Federal Partners, as a member of the Company's board of directors. Federal Partners designated Mr. Duff pursuant to a pre-existing contractual board designation right granted to it in connection with a financing completed in January 2001.

At the time of this disclosure, the board of directors has made no determination as to whether Mr. Duff will be named to a committee of the board of directors.

Mr. Duff is Chief Investment Officer of The Clark Estates, Inc., which is an affiliate of Federal Partners, L.P. Mr. Duff is also Treasurer of the general partner of, and a limited partner of, Federal Partners, L.P. Through his limited partnership interest in Federal Partners, Mr. Duff has an indirect interest in 19,031 shares of Class A common stock held by Federal Partners. Federal Partners has the contractual right to designate one director to the Board of Directors of EasyLink. Except for these relationships and the transactions in connection with the common stock financing disclosed herein, there is no transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Duff had, or will have, a direct or indirect material interest.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 19, 2006

               EASYLINK SERVICES CORPORATION


               By: /s/ Thomas Murawski
                   ---------------------------------------------------
               Thomas Murawski, Chairman, President and Chief Executive Officer

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